EXHIBIT 23.1


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      KPMG  LLP                                        Telephone (604) 691-3000
      Chartered Accountants                            Telefax   (604) 691-3031
      Box 10426, 777 Dunsmuir Street                   www.kpmg.ca
      Vancouver BC V7Y 1K3
      Canada






CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors
Infowave Software Inc.


We consent to the incorporation by reference in the registration statement (No. 333-75962) on Form S-8 of Infowave Software Inc. of our report dated January 25, 2002, except as to note 8(e) which as of February 26, 2002 and note 14, which is as of March 8, 2002, with respect to the consolidated balance sheets of Infowave Software Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, deficit and cash flows for each of the years in the three year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Infowave Software Inc.





/s/ KPMG LLP



Chartered Accountants



Vancouver, Canada

March 27, 2002



      KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.